EXHIBIT 32.2
                                                               ------------


                          Certification Pursuant To
                           18 U.S.C. Section 1350,
                           As Adopted Pursuant To
                Section 906 of the Sarbanes/Oxley Act of 2002

In connection with the Quarterly Report of Haemonetics Corporation (the "Company") on Form 10-Q for the period ending September 27, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronald J. Ryan, Vice President and Chief Financial Officer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 11, 2003


                                       s/Ronald J. Ryan
                                       ----------------------------------
                                       Ronald J. Ryan,
                                       Vice President and Chief Financial
                                       Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Haemonetics and will be retained by Haemonetics and furnished to the Securities and Exchange Commission or its staff upon request.


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